EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Pegasus Tel. Inc. (the "Company") on Form 10-Q for the six months ended June 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Joseph C. Passalaqua, Secretary and Chief Financial Officer, of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: December 30, 2010	JOSEPH C. PASSALAQUA
Name: Joseph C. Passalaqua Title: Secretary, Chief Financial Officer (Principal Financial Officer)